                           RPM, INC. AND SUBSIDIARIES                         17
                           --------------------------
               CONSOLIDATED STATEMENTS OF COMPUTATIONS OF EARNINGS
               ---------------------------------------------------
                 PER COMMON SHARE AND COMMON SHARE EQUIVALENTS
                 ---------------------------------------------
                                  (UNAUDITED)

                                                               EXHIBIT 11.1
                                                               ------------

                    (In thousands, except per share amounts)

                                                         THREE MONTHS ENDED AUGUST 31,
                                                    -------------------------------------

                                                            2001          2000
                                                         ----------     --------
SHARES OUTSTANDING
------------------
     For computation of basic earnings per
        common share

            Weighted average shares                         102,211      102,274
                                                           --------     --------

            Total shares for basic earnings
                 per share                                  102,211      102,274

     For computation of diluted earnings
        per common share

            Net issuable common share equivalents                26           15
                                                           --------     --------

           Total shares for diluted
                  earnings per share                        102,237      102,289
                                                           ========     ========

NET INCOME
----------
     Net income applicable to common shares for
         basic earnings per share                          $ 36,569     $ 28,850
                                                           --------     --------

     Net income applicable to common shares for
         diluted earnings                                  $ 36,569     $ 28,850
                                                           ========     ========



     Basic Earnings Per Common Share                       $    .36     $    .28
                                                           ========     ========



     Diluted Earnings Per Common Share                     $    .36     $    .28
                                                           ========     ========




     The accompanying notes to consolidated financial statements are an integral part of these statements.